SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

Smart Kids Group, Inc

(Exact name of registrant as specified in its charter)

FL	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harvard Square, One Mifflin Place, 4th Floor , Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-674-7644

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 18, 2012, the board of directors appointed Philip Clark to act as our Chief Financial Officer.

Philip Clark is a Chartered Accountant and Certified Public Accountant with over twenty years experience in public accounting. Most recently he has served as the CFO for a publicly traded company American Rare Earths & Material, Corp in the sporting goods and materials application sector for the last three years. From 2005 to 2008, Mr. Clark was a senior manager and partner of Danziger Hochman Partners LLP. From 1992 to 2005, Mr. Clark was a manager, then Partner, and then Managing Partner of Mackay Landau, Chartered Accountants. He has also served as Audit Committee Chair and Director of a Canadian crown corporation. Mr. Clark has experience accounting and auditing SEC registrants, Canadian public companies, government entities and owner managed businesses. He articled with Ernst & Young, Chartered Accountants, and received a Bachelor of Commerce degree (Honours) from McMaster University in 1986.

There are no family relationships between Mr. Clark and any of our directors or executive officers.

Mr. Clark has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Clark.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 18, 2012, Smart Kids Group, Inc. made available to interested parties the attached press release.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc

/s/ Thomas Guerriero

Thomas Guerriero
Chief Executive Officer and Director

Date: June 19, 2012

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